Exhibit 99.1

Coach Appoints Kevin G. Wills Chief Financial Officer

NEW YORK--(BUSINESS WIRE)--January 4, 2017--Coach, Inc. (NYSE: COH) (SEHK: 6388), a leading New York design house of modern luxury accessories and lifestyle brands, today announced the appointment of Kevin G. Wills as Chief Financial Officer, effective no later than March 2017.

Mr. Wills joins Coach from AlixPartners LLP, a global business advisory firm, where he has served as Managing Director and Chief Financial Officer since March 2014. At AlixPartners, Mr. Wills is responsible for all financial management, capital restructuring and mergers and acquisitions. Prior to AlixPartners, Mr. Wills was Executive Vice President and Chief Financial Officer of Saks Incorporated, owner of the Saks Fifth Avenue, Saks.com and Off 5th franchises, where he worked for nearly 16 years in various finance, strategic-planning, administration and operations positions. He also played an instrumental role in Saks’ sale to Hudson’s Bay Company (TSX: HBC). Before joining Saks Inc., Mr. Wills served as Vice President and Controller for Tennessee Valley Authority, an energy producer. Mr. Wills started his career in 1988 as a Business Assurance Manager for Coopers and Lybrand (now known as PwC), an accounting and financial services firm. He has a BS in Business Administration from Tennessee Technological University and is a Certified Public Accountant. In addition, Mr. Wills is currently Chairman of the Board of Healthways, Inc. (NASDAQ: HWAY), where he has been a Director since 2012.

“Kevin brings nearly 30 years of broad-based and relevant retail and finance experience to Coach. His expertise and strong operational track record make him a valuable addition to the leadership team,” said Victor Luis, Chief Executive Officer of Coach, Inc. “As we continue to execute our transformation plan, I have confidence that in Kevin we are adding a proven strategic business partner who will be an important part of Coach, Inc.’s next chapter of growth as a multi-brand company.”

“I am delighted to join Coach, an exceptional company with strong global brands and a disciplined focus on financial results. I very much look forward to playing a key role as the firm executes its long-term global growth strategy,” said Mr. Wills.

Mr. Wills replaces Jane Nielsen, who departed from Coach in August 2016. Andrea Shaw Resnick, who has held the position of Interim CFO since that time, will continue as Global Head of Investor Relations and Corporate Communications. "Andrea is a proven leader who ensured that we didn’t miss a beat during her time as interim CFO. Our entire leadership team appreciates her important and ongoing contributions to Coach, Inc.," added Mr. Luis.

Coach, Inc. is a leading New York design house of modern luxury accessories and lifestyle brands. The Coach brand was established in New York City in 1941, and has a rich heritage of pairing exceptional leathers and materials with innovative design. Coach is sold worldwide through Coach stores, select department stores and specialty stores, and through Coach’s website at www.coach.com. In 2015, Coach acquired Stuart Weitzman, a global leader in designer footwear, sold in more than 70 countries and through its website at www.stuartweitzman.com. Coach, Inc.’s common stock is traded on the New York Stock Exchange under the symbol COH and Coach’s Hong Kong Depositary Receipts are traded on The Stock Exchange of Hong Kong Limited under the symbol 6388.

Neither the Hong Kong Depositary Receipts nor the Hong Kong Depositary Shares evidenced thereby have been or will be registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States or to, or for the account of, a U.S. Person (within the meaning of Regulation S under the Securities Act), absent registration or an applicable exemption from the registration requirements. Hedging transactions involving these securities may not be conducted unless in compliance with the Securities Act.

This information to be made available in this press release may contain forward-looking statements based on management's current expectations. Forward-looking statements include, but are not limited to, statements that can be identified by the use of forward-looking terminology such as "may," "will," “can,” "should," "expect," "intend," "estimate," "continue," "project," "guidance," "forecast," "anticipated," “moving,” “leveraging,” “targeting,” “assume,” “plan,” “pursue,” “look forward to,” “on track to return,” “to achieve” or comparable terms. Future results may differ materially from management's current expectations, based upon a number of important factors, including risks and uncertainties such as expected economic trends, the ability to anticipate consumer preferences, the ability to control costs and successfully execute our transformation and operational efficiency initiatives and growth strategies and our ability to achieve intended benefits, cost savings and synergies from acquisitions, etc. Please refer to Coach, Inc.’s latest Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission for a complete list of risks and important factors.

CONTACT:
Coach
Analysts & Media:
Andrea Shaw Resnick, 212/629-2618
Interim Chief Financial Officer
Global Head of Investor Relations and Corporate Communications
or
Christina Colone, 212/946-7252
Senior Director, Investor Relations